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             DIVERSIFIED CORPORATE RESOURCES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   EXHIBIT 21
                                  SUBSIDIARIES

    Diversified Human Resources Group, Inc.    Texas
    DHRG Northeast, Inc.                       Texas
    DHRG of California, Inc.                   Texas
    EMSR, Inc.                                 Texas
    Information Systems Consulting Corp.       Texas
    Management Alliance Corporation            Texas
    Management Alliance Group
      of Independent Companies, Inc.           Texas
    Preferred Funding Corporation              Texas
    Recruiters Network Group, Inc.             Texas
    TNI, Inc.                                  Texas
    Healthcare Resources, Inc.                 Texas
    Power Industry Personnel, Inc.             Connecticut
    Power & Electronics Personnel, Inc.        Delaware
    Power Services, Inc.                       South Carolina
    Pacific Power Services, Inc.               Washington
    Western Power Services                     Washington
    Northeast Power & Electronics              New York
    Mid-Atlantic Power Services                Virginia
    Technical Careers of Pennsylvania          Pennsylvania
    Western Technical Careers, Inc.            Arizona

         All of the above listed companies are wholly owned subsidiaries.